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                                                                      EXHIBIT 23


                      MANUFACTURED HOME COMMUNITIES, INC.
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-25295, Form S-3 Form 333-25297, Form S-3 No. 333-1710, No.
33-82902 and No. 33-97288 and Form S-8 No. 33-76486) of Manufactured Home Communities, Inc., and in the related Prospectuses, of our report dated January 28, 1998, except for Note 15, as to which the date is February 23, 1998, with respect to the consolidated financial statements and schedules of Manufactured Home Communities, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1997.



                                                     ERNST & YOUNG LLP

Chicago, Illinois
March 13, 1998